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SECOND BANCORP, INCORPORATED AND SUBSIDIARY
STATEMENT 11 RE: COMPUTATION OF EARNINGS PER SHARE

                                                 Three Months Ended               Six Months Ended
                                                      June 30                         June 30
                                                      -------                         -------
                                                 1997           1996            1997             1996
                                                 ----           ----            ----             ----

PRIMARY:

Average shares outstanding                     6,784,504       5,600,346       6,726,484       5,447,248
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                      57,025          43,566          62,029          48,574
                                              ----------      ----------      ----------      ----------
                                               6,841,529       5,643,912       6,788,513       5,495,822

Net income applicable to Common Stock         $    2,191      $    1,949      $    4,341      $    3,791

Per share amount                              $     0.32      $     0.35      $     0.64      $     0.69


FULLY DILUTED:

Average shares outstanding                     6,784,504       5,600,346       6,726,484       5,447,248
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price or period-
  end market price, whichever is higher           65,710          46,644          78,972          48,574
Assumed conversion of $1.50 Preferred
  Stock Series A-1                                     0       1,100,300               0       1,248,473
                                              ----------      ----------      ----------      ----------
                                               6,850,214       6,747,290       6,805,456       6,744,295

Net income                                    $    2,191      $    2,178      $    4,341      $    4,251

Per share amount                              $     0.32      $     0.32      $     0.64      $     0.63
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